UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2026
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a), (b)    The Annual Meeting of Shareholders of the Company was held on February 19, 2026 (the “2026 Annual Meeting”). Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect twelve members of the Board, (2) approve, on an advisory (non‑binding) basis, the compensation of our named executive officers as disclosed in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting, filed with the Securities and Exchange Commission on January 7, 2026 (the “Proxy Statement”), (3) approve the Amended and Restated 2012 Stock Incentive Plan, (4) approve the Amended and Restated 2003 Employee Stock Purchase Plan and (5) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, all of which matters were described in the Proxy Statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All twelve (12) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 23,954,132 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
Begor, Mark W.	160,220,869	2,031,364	178,245
Debel, Marlene	160,183,145	1,470,426	776,907
Edwards, Jeffrey N.	155,332,129	6,245,612	852,737
Esty, Benjamin C.	153,847,691	7,735,279	847,508
Garcia, Art A.	156,213,628	5,348,442	868,408
Gates, Anne	156,821,613	4,878,310	730,555
McDaniel, Raymond W., Jr.	159,778,546	1,822,300	829,632
McGeary, Roderick C.	157,549,373	3,975,668	905,437
Mistarz, Cecily M.	160,032,035	1,546,299	852,144
Reilly, Paul C.	156,570,371	5,637,914	222,193
Seshadri, Raj	159,676,143	1,813,280	941,055
Shoukry, Paul M.	160,412,403	1,346,247	671,828

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 94.74% of the votes cast. With respect to this proposal, there were 23,954,132 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
152,570,409	8,470,583	1,389,486

3. To approve the Amended and Restated 2012 Stock Incentive Plan. Our shareholders approved the Amended and Restated 2012 Stock Incentive Plan by the affirmative vote of 95.32% of the votes cast. The table below sets forth the voting results, and there were 23,954,132 broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
154,035,401	7,561,116	833,961

4. To approve the Amended and Restated 2003 Employee Stock Purchase Plan. Our shareholders approved the Amended and Restated 2003 Employee Stock Purchase Plan by the affirmative vote of 99.39% of the votes cast. The table below sets forth the voting results, and there were 23,954,132 broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
160,858,311	980,887	591,280

5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 by the affirmative vote of 95.37% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
177,415,196	8,606,644	362,770

Item 7.01 Regulation FD Disclosure

On February 19, 2026, the Company issued a press release (the “Press Release”) announcing that the Board of Directors had declared a quarterly dividend of $0.54 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2026 to shareholders of record on April 1, 2026.

A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press release, dated February 19, 2026, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 23, 2026	By:	/s/ Jonathan W. Oorlog, Jr.
Jonathan W. Oorlog, Jr.
Chief Financial Officer